UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Ditech Networks, Inc. and Lowell Trangsrud, Chief Operating Officer of Ditech Networks, mutually agreed that Mr. Trangsrud’s employment with Ditech Networks would cease, effective January 4, 2010.  In connection with this determination, Ditech Networks and Mr. Trangsrud entered into a severance and release agreement (the “Severance Agreement”), pursuant to which Mr. Trangsrud will receive: severance equal to six months salary; COBRA premiums for eight months after the date of termination of employment; extension of exercisability of underwater stock options (options with an exercise price greater than the trading price of Ditech Networks stock) to twelve months from the date of termination of employment; payout of a previously agreed to $90,000 retention grant; and outplacement services of up to $5,000. The ability to receive the foregoing severance is subject to Mr. Trangsrud’s release of liability claims becoming effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: November 19, 2009	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer